                                                       Revised December 20, 1989
                                                        Revised January 31, 1996
                                                       Amended December 11, 2000


                                THE STANLEY WORKS

                         Deferred Compensation Plan For
                       Non-Employee Directors (the "Plan")


     1. Eligibility. Each member of the Board of Directors of The Stanley Works (the "Corporation") who is not an employee of the Corporation or any of its subsidiaries is eligible to participate in the Plan.

     2. Participation. (a) Time of Election. Prior to the beginning of any calendar year, commencing with calendar year 1981, each eligible Director may elect to participate in the Plan by directing that all or any part of the compensation (including fees payable for services as chairman or a member of a committee of the Board) which otherwise would have been payable currently for services as a Director during such calendar year and succeeding calendar years shall be credited to a deferred compensation account (the "Director's account"). Any person who shall become a Director during any calendar year, and who was not a Director of the Corporation prior to the beginning of such calendar year, may elect, before the Director's term begins, to defer payment of all or any part of the Director's compensation for the remainder of such calendar year and for succeeding calendar years.

          (b) Form and Duration of Election. An election to participate in the Plan shall be made by written notice executed by the Director and filed with the Secretary of the Corporation. Such election shall continue until the Director terminates such election by written notice filed with the Secretary of the Corporation. Any such termination shall become effective as of the end of the calendar year in which such notice is given and only with respect to fees payable for services as a Director thereafter. Amounts credited to the Director's account prior to the effective date of termination shall not be affected by such termination and shall be distributed only in accordance with the terms of the Plan.

          (c) Adjustment of Amount Deferred. Prior to the beginning of any calendar year, a Director participating in the Plan may file another written notice with the Secretary of the Corporation electing to change the amount of compensation to be credited to the Director's account for services as a Director commencing with such calendar year. Amounts credited to the Director's account prior to the effective date of such change shall not be affected by such change and shall be distributed only in accordance with the terms of the Plan.

         (d) Renewal. A Director who has terminated his election to participate may thereafter file another election to participate for the calendar year subsequent to the filing of such election and succeeding calendar years.

     3. The Director's Account. All compensation which a Director has elected to defer under the Plan shall be credited to the Director's account, either in cash or in shares of the Corporation's Common Stock (valued for quarterly retainer payments at the mean between the highest and lowest sales prices of the Common Stock reported as New York Stock Exchange-Composite Transactions for the first business day of the calendar quarter and valued for other compensation at such mean for the date such compensation would otherwise have been paid), as elected by the Director. The Director shall not have any interest in the cash or Common Stock until distributed in accordance with the Plan.

     Cash amounts credited to the Director's account shall accrue interest commencing on the date such fees would otherwise have been paid, at a rate for each calendar quarter fixed by the Treasurer of the Corporation at the commencement of each such calendar quarter based upon the yield for five-year U.S. Treasury Notes as reported for the last business day of the preceding calendar quarter. Interest so determined shall be compounded at the end of each calendar quarter and credited to the Director's account. Amounts credited to the Director's account shall continue to accrue interest until distributed in accordance with the Plan.

     Shares credited to the Director's account shall accrue amounts equivalent to cash or stock dividends. Such amounts shall accrue interest or amounts equivalent to dividends in the same manner as other amounts which may be credited to a Director's account.

     4. Distribution from Accounts. (a) Form of Election. A Director participating in the Plan shall file with the Secretary of the Corporation a written election with respect to the distribution of the aggregate amount of cash and shares credited to the Director's account. A Director may elect to receive such amount in one lump-sum payment or in a number of approximately equal installments (provided the payout period does not exceed 10 years). The lump-sum payment or the first installment shall be paid on any business day elected by the Director within the twelve-month period immediately following the date on which the Director ceases to be a Director of the Corporation. Subsequent installments shall be paid on the first business day of each succeeding calendar year during the installment period until the entire amount credited to the Director's account shall have been paid. If shares have been credited to the Director's account, cash payment will be made with the final installment for any fraction of a share credited to the Director's account.

         (b) Adjustment of Method of Distribution. Whether or not a Director has filed a notice pursuant to paragraph 2(c) electing to change the amount of compensation to be credited to the Director's account, a Director participating in the Plan may, prior to the beginning of any calendar year, file another written notice with the Secretary of the Corporation electing to change the method of distribution of the aggregate amount of cash and shares credited to the Director's account for services as a Director commencing with such calendar year (amounts credited to the Director's account prior to the effective date of such change shall not be affected by such change and shall be distributed only in accordance with the election in effect at the time such amounts were credited to the Director's account). Once made, an election may not be changed either in amount or method of payment if the effect of such change is to accelerate the distribution of cash and shares credited to the Director's account; all other changes to a previously filed election may be made by filing a written notice with the Secretary of the Corporation setting forth in detail the change.

     5. Distribution on Death. If a Director should die before all amounts credited to the Director's account shall have been paid in accordance with the election referred to in paragraph 4, the balance in such account shall be paid to the beneficiary designated in writing by the Director on any business day elected by such beneficiary within the twelve-month period immediately following the date of the Director's death. Such balance shall be paid to the estate of the Director on the first business day of the calendar year following the year of the Director's death if (a) no such designation has been made or (b) the designated beneficiary shall have predeceased the Director and no further designation has been made.

     6. Miscellaneous. (a) The right of a Director to receive any amount in the Director's account shall not be transferable or assignable by the Director, except by will or by the laws of descent and distribution, and no part of such amount shall be subject to attachment or other legal process.

         (b) The Corporation shall not be required to reserve or otherwise set aside funds or shares of Common Stock for the payment of its obligations hereunder. The Corporation shall make available as and when required a sufficient number of shares of Common Stock to meet the needs of the Plan. To the extent that registration of such shares under the Securities Act of 1933 shall be required prior to their resale, the Corporation undertakes to either file a registration statement relating to such shares or include such shares in another registration statement to be filed within a reasonable time.

         (c) The General Counsel of the Corporation shall interpret the Plan and make all determinations deemed necessary or desirable for the Plan's implementation.

         (d) The Board of Directors may at any time amend or terminate the Plan. The Plan may also be amended by the Corporation with the approval of its Chief Executive Officer, provided that all such amendments shall be reported to the Board. No amendment or termination shall impair the rights of a Director with respect to amounts then in the Director's account.

         (e) Each Director participating in the Plan will receive an annual statement indicating the amount of cash and number of shares credited to the Director's account as of the end of the preceding calendar year.

         (f) If adjustments are made to outstanding shares of Common Stock or to the capital structure of the Corporation as a result of stock dividends, stock splits or combinations, recapitalizations, mergers, consolidations, exchange offers, issuer tender offers, extraordinary cash dividends, or similar events or transactions, an appropriate adjustment will also be made in the number of shares credited to the Director's account.

     7. Definition of Change in Control. For purposes of this Plan, a "Change in Control of the Corporation" shall be deemed to have occurred if

         (a) any "person," as such term is defined in Section 3(a)(9) and modified and used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (or of any subsidiary of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities;

         (b) during any period of two consecutive years (not including any period prior to the adoption of this amendment to this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause
(a), (c), (d) or (e) of this definition) whose election by the Board or nomination for election by the corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

         (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (with the exceptions specified in clause (a) of this definition) acquires 25% or more of the combined voting power of the Corporation's then outstanding securities;

         (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

         (e) the Corporation consummates a merger, consolidation, stock dividend, stock split or combination, extraordinary cash dividend, exchange offer, issuer tender offer or other transaction effecting a recapitalization of the Corporation (or similar transaction) (the "Transaction") and, in connection with the Transaction, a Designated Downgrading occurs with respect to the unsecured general obligations of the Corporation (the "Securities"), as described below:

                  (i) If the rating of the Securities by both Rating Agencies (defined hereinafter) on the date 60 days prior to the public announcement of the Transaction (a "Base Date") is equal to or higher than BBB Minus (as hereinafter defined), then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the effective date of the Transaction (or, if later, the earliest date on which the rating shall reflect the effect of the Transaction) (as applicable, the "Transaction Date") is equal to or lower than BB Plus (as hereinafter defined); if the rating of the Securities by either Rating Agency on a Base Date is lower than BBB Minus, then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the Transaction Date has decreased from the rating by such Rating Agency on the Base Date. In determining whether the rating of the securities has decreased, a decrease of one gradation (+ and - for S&P and 1, 2 and 3 for Moody's, or the equivalent thereof by any substitute rating agency referred to below) shall be taken into account;

                  (ii) "Rating Agency" means either Standard & Poor's Corporation or its successor ("S&P") or Moody's Investors Service, Inc. or its successor ("Moody's");

                  (iii) "BBB Minus" means, with respect to ratings by S&P, a rating of BBB- and, with respect to ratings by Moody's, a rating of Baa3, or the equivalent thereof by any substitute agency referred to below;

                  (iv) "BB Plus" means, with respect to ratings by S&P, a rating of BB+ and, with respect to ratings by Moody's, a rating of BBB3, or the equivalent thereof by any substitute agency referred to below; and

                  (v) The Corporation shall take all reasonable action necessary to enable each of the Rating Agencies to provide a rating for the Securities, but, if either or both of the Rating Agencies shall not make such a rating available, a nationally-recognized investment banking firm shall select a nationally-recognized securities rating agency or two nationally-recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

     8. Accelerated Payment Following a Change in Control.

         Notwithstanding any of the preceding provisions of this Plan, as soon as possible following any Change in Control of the Corporation, a lump-sum payment shall be made, in cash, of the entire account hereunder of any Director. For purposes of calculating the amount of such payment, any shares of the Corporation's common stock credited to, or accrued in, any Director's account shall be valued at the higher of (i) the closing price of such shares as reported on the New York Stock Exchange - Composite Transactions on the date preceding and nearest the date the Change in Control occurred or (ii) the highest per share price for the common stock of the Corporation actually paid in connection with such Change in Control; provided, however, that such value shall not exceed the amount necessary to provide a fully equitable payment of such account, taking into consideration any adjustments made pursuant to paragraph 6(f) of the Plan with respect to any events or transactions constituting a Change in Control of the Corporation, or a part thereof.

                                THE STANLEY WORKS

              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                               NOTICE OF ELECTION


(1) PARTICIPATION ELECTION.

         Pursuant to the terms of the Deferred _____ Compensation Plan for Non-Employee Directors of The Stanley Works, I hereby elect to defer receipt of all* of my annual retainer, committee chairman fees and meeting fees for calendar years commencing January 1,______.** Such election shall continue to be effective until the end of the calendar year in which I file with the Secretary of the Corporation (a) a written notice of termination or (b) a written notice changing the amount to be deferred thereafter. Such amounts shall be credited to my account in (check (a) or (b) or complete (c):

          (a) Cash___________________;

          (b) Shares of Common Stock___________; or

          (c) _______% cash and _______% Common Stock.

(2)  DISTRIBUTION ELECTION.

         I also hereby elect that all amounts credited to my account pursuant to the election in paragraph (1) be distributed to me in (check one):

           (a) a lump-sum payment___________________;

           (b) in _______________(specify number not exceeding 10) approximately equal annual installments; or

           (c) other__________________________________________
               (provided payout period does not exceed 10 years).

The lump-sum payment or the first installment shall be paid on the first business day of the calendar year immediately following the year in which I cease to be a Director of the Corporation or on the first business day of such later calendar year as I have designated above. Subsequent installments shall be paid on the


--------------------------
 * If less than all, cross out "all" and specify portion
         (e.g., "half", "none" or $ amount):____________________ .

** A person electing to participate in the Plan prior to first being elected a Director should specify commencement date here:_______.

first business day of each succeeding installment period until the entire amount credited to my account pursuant to the election in paragraph (1) shall have been paid.

(3)  BENEFICIARY DESIGNATION.

         If I should die before all amounts credited to my account pursuant to the election in paragraph (1) shall have been paid, I direct that the amount remaining in my account be paid pursuant to the Plan to_______________________

______________________________________________________________________________.





-------------------------------                  -------------------------------
(Witness)                                        (Signature)




                                                 -------------------------------
                                                 (Date)